SUB-ITEM 77Q1(e)
                                            MFS SERIES TRUST VI

Amendment ated January 1, 2004 to the Investment Advisory Agreement for the MFS Global Equity Fund dated January 1, 2002 was contained in MFS Series Trust VI (File Nos.33-34502 and 811-6102) Post-Effective Amendment No. 21 filed with the Securities and Exchange Commission via EDGAR on February 27, 004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.